UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 29, 2009

Xplore Technologies Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-52697 (Commission File No.)	26-0563295 (I.R.S. Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01            Entry into a Material Definitive Agreement

On May 29, 2009, a wholly owned subsidiary of Xplore Technologies Corp. (the “Company”), entered into the twelfth amendment (the “Twelfth Amendment) to the Loan and Security Agreement dated as of September 15, 2005, as amended (the “Loan and Security Agreement”), by and between Xplore Technologies Corporation of America (the “Borrower”) and Silicon Valley Bank (“SVB”).

                Pursuant to the Twelfth Amendment, (i) SVB extended the maturity date of the borrowings under the Loan and Security Agreement until June 30, 2009 and (ii) agreed to provide up to $1 million of additional availability in excess of the Borrowers borrowing base, based on a supporting irrevocable standby letter of credit issued by the Bank of America, N.A. (the “Issuing Bank”), for the account of Philip Sassower and Susan Sassower (the “Supporting Letter of Credit Applicants”) in favor of SVB, in the amount of $1,000,000 (the “Supporting Letter of Credit”).  In addition, the Twelfth Amendment increased the interest rate of the loans under the Loan and Security Agreement from SVB’s “prime rate” plus 2.25%  to the greater of (A) 6.25% or (B) 2.25% above SVB’s “prime rate” and (ii) amended the Minimum Tangible Net Worth covenant to require the Borrower to have a Minimum Tangible Net Worth of at least One Million Five Hundred Seventy Five Thousand Dollars ($1,575,000) increasing quarterly by fifty percent (50%) of Net Income and fifty percent (50%) of issuances of equity or Subordinated Debt after May 29, 2009.

                In order to induce the Supporting Letter of Credit Applicants to cause the Issuing Bank to issue the Supporting Letter of Credit, the Company and the Borrower entered into the Credit Reimbursement, Compensation and Security Agreement, dated as of May 29, 2009 (the “Letter of Credit Agreement”), with the Supporting Letter of Credit Applicants whereby (a) the Borrower agreed to (i) reimburse the Supporting Letter of Credit Applicants for all costs and expenses incurred by the Supporting Letter of Credit Applicants in connection with the issuance of the Supporting Letter of Credit and the entry into the Letter of Credit Agreement and the Twelfth Amendment, and (ii) reimburse the Supporting Letter of Credit Applicants for all payments made by the Supporting Letter of Credit Applicants to the Issuing Bank in connection with any drawings made by SVB under the Supporting Letter of Credit; (b) the Company and the Borrower agreed to provide certain compensation to the Supporting Letter of Credit Applicants in connection with the issuance of the Supporting Letter of Credit, including the issuance by the Company to the Supporting Letter of Credit Applicants of a three-year warrant (the “Warrant”) to purchase 5,000,000 shares of Company Common Stock at an exercise price of $0.10 per share; and (c) each of the Company and the Borrower granted to the Supporting Letter of Credit Applicants a security interest in all of its assets to secure their obligations to the Supporting Letter of Credit Applicants.  The security interest granted by the Company and the Borrower to the Supporting Letter of Credit Applicants is subordinated to the rights and security interest of SVB in connection with the Loan and Security Agreement and senior to the rights and security interest of the purchasers under each of the Note Purchase Agreement dated September 5, 2008, as amended and the Note Purchase Agreement dated February 27, 2009, as amended.  Upon an event of default, as set forth in the Letter of Credit Agreement, the Supporting Letter of Credit Applicants may exercise all remedies permitted by the Letter of Credit Agreement or at law or in equity, subject to the subordination agreement with SVB.

The above description of the Twelfth Amendment, the Letter of Credit Agreement and the Warrant is qualified in its entirety by reference to the terms of the Twelfth Amendment, attached hereto as Exhibit 10.1, the terms of the Letter of Credit Agreement, attached hereto as Exhibit 10.2, and the terms of the Warrant, attached hereto as Exhibit 10.3.

ITEM 2.03            Creation of a Direct Financial Obligation

Reference is hereby made to the description of the Letter of Credit Agreement in Item 1.01 hereof which is incorporated by reference herein.

ITEM 3.02            Unregistered Sales of Equity Securities

(a)           Date of sale and the title and amount of securities sold

Reference is hereby made to the description of the Warrant in Item 1.01 hereof, which is incorporated by reference herein.

(b)           Consideration

The issuance of the Warrant was required pursuant to the terms and provisions of the Letter of Credit Agreement.

(c)           Exemption from Registration Claimed

The Company issued the Warrant in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Certificates representing such securities contain restrictive legends preventing sale, transfer or other disposition, unless registered under the Securities Act or pursuant to an exemption thereunder.

(d)           Terms of Exercise

Reference is hereby made to the description of the Warrant in Item 1.01 hereof, which is incorporated by reference herein.

ITEM 9.01            Financial Statements and Exhibits

(d)           Exhibit

Exhibit 10.1                                    Twelfth Amendment.

Exhibit 10.2                                    Letter of Credit Agreement

Exhibit 10.3                                    Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2009	Xplore Technologies Corp.
(Registrant)

	By:	/s/ Michael J. Rapisand
Michael J. Rapisand
Chief Financial Officer

EXHIBIT INDEX

Exhibit 10.1                                    Twelfth Amendment.

Exhibit 10.2                                    Letter of Credit Agreement

Exhibit 10.3                                    Warrant